EXHIBIT 10.2

TRANSLATION

LOAN CONTRACT

Between the undersigned, BANCO BILBAO VIZCAYA ARGENTARIA (PANAMA), S.A., a corporation duly recorded on Microjacket 099364, Roll 9705 and Image 0163 of the Microfilm (Mercantile) Section of the Public Registry, duly represented in this proceeding by JENNY G. FONG AND MARINELLY ARCE DE SALAZAR, holders of personal identity cards No. 8-229856 and 6-269-925, respectively, in their capacity as joint attorneys-in-fact thereof, on the one hand, hereinafter known as the BANK, and on the other, Messrs. JESUS VON CHONG AND JULIO WONG, holders of personal identity cards number 8-25-806 and 8-427-573, respectively, acting in the name and on behalf of the corporation called PRICESMART PANAMA, S.A., recorded on Microjacket No. 308071, Roll No. 47,670 and Image No. 0060, duly authorized for this act by means of a resolution of the General Meeting of Stockholders of said corporation, adopted at its meeting of                             , of which an authentic copy is attached to this Contract, hereinafter called THE DEBTOR, a Loan Contract is entered into which is contained in the following clauses:

AMOUNT AND PURPOSE

ONE: The BANK states that upon request of the DEBTOR it has opened a loan facility in favor of the DEBTOR in the amount of THREE MILLION DOLLARS USA (USD 3,000,000.00), legal tender of the United States of America, which amount may be used by the DEBTOR, solely and exclusively through:

XX	The contracting of a Loan for a period not longer than five (5) years.

It is expressly agreed that, in any case, the sum total of the amounts owed as loans granted may not exceed the amount of THREE MILLION U.S. DOLLARS (USD 3,000,000.00), legal tender of the United States of America, maximum limit of this loan.

AVAILABILITY

TWO: In order to use any of the amounts of money and credit facilities made available to the DEBTOR, the said party must sign, accept and deliver to the BANK the form(s) which the BANK has available to this effect for the DEBTOR, for this transaction, as well as the promissory note(s) or negotiable document(s) to be used. Said negotiable or credit document(s) will meet all requirements and be filled as directed by the BANK. It is also agreed that the signing, acceptance and delivery of the aforementioned documents by the DEBTOR do not constitute novation.

THREE: Nevertheless, the BANK may refuse to allow the DEBTOR to use any unused amounts and facilities when, in the opinion of the BANK, the DEBTOR has failed to comply with this contract or if its financial condition does not sufficiently guarantee the credits of the BANK, according to the latter’s opinion.

FOUR: For the payment of the amounts disbursed by the BANK in connection with the Loan, the DEBTOR will have a maximum period of FIVE (5) years counted from the date on which the disbursement is caused.

FIVE: To facilitate the payment of the amount disbursed by BANK with respect to the Loan, the DEBTOR undertakes to draw up a promissory note or negotiable document in favor of the BANK in the amount disbursed with respect to the Loan. The BANK may agree to divide the amount disbursed into a number of promissory notes or negotiable documents.

SIX: The BANK may, at its entire discretion, agree to a refinancing of the already financed promissory note(s) or negotiable document(s) when, in the opinion of the BANK, this may be convenient to its interests. In this event, the BANK may accept a new term or terms for the refinanced document(s), which will be understood to be included in this Loan Contract with respect to all of its effects.

SEVEN: It is understood by the parties that the promissory note(s) or negotiable document(s) mentioned in the preceding clause constitute simple means to facilitate the payments and that,

consequently, in no event will this mean a novation of the obligations which are contracted by virtue of the present Contract.

EIGHT: The DEBTOR hereby assumes the position of Principal Payee and obligor of all of the obligations contracted in favor of the BANK, under the present contract, and certifies that said obligations shall not be considered extinguished or diminished because of any act or omission by the BANK, or if, upon making the presentation thereof for payment it does not receive it and allows time to elapse, because the DEBTOR expressly waives the notices or notifications which may correspond thereto, as well as any request for it to grant its consent for any extension thereof or other act in connection with the contracted obligations and accept all clauses of all and any documents signed between the BANK, as principal debtor of said obligations.

TERM

NINE: The duration of this Contract if FIVE (5) years beginning on April 30, 2003.

It is expressly agreed that the BANK may at any time serve notice of termination by means of a telegram addressed to the DEBTOR and in such a case the Loan Contract will be understood to be closed beginning on the date of the respective telegram. In such a case, the DEBTOR may choose to pay within a period of thirty (30) days the total amount of all sums owed to the BANK or to pay not later than the term agreed to in the documents mentioned in clause FIVE.

Should it select this last alternative, the DEBTOR will continue to be obliged to fulfill all of the obligations imposed by this contract and the documents described in clause FIVE until such a time as all sums owed to the BANK are paid and it will be relieved from its obligations.

Notwithstanding the foregoing, if the BANK declares the contract terminated for the reasons listed in clause TWENTY ONE, the total amount owed by the DEBTOR to the BANK shall be considered due and payable without need for notification or prior notice and will be immediately payable to the BANK.

In turn, the DEBTOR may at any time declare the account terminated by paying the amount owed to date and giving notice to the BANK in writing, upon making the payment, that it wishes the account to be terminated.

INTEREST

TEN: On the amount(s) owed by way of loan or loans, the DEBTOR undertakes to pay interest to the BANK at the rate that results from adding TWO AND ONE HALF (2.5) BASIC POINTS to the LIBOR1M rate, quoted to the BANK for MONTHLY periods. The quotation received by the BANK will be regarded as full proof. This rate will be adjusted MONTHLY by the BANK.

The DEBTOR undertakes to pay a minimum interest rate of Five (5%) per cent, per annum.

The DEBTOR agrees to the payment of interest in the manner stipulated and any variation thereof, on the bases stipulated in this clause. The DEBTOR agrees to pay, in the event of a variation in the clause regarding interest, the new interest rate on the amount owing beginning on the date on which the increase or decrease of the interest rate takes effect. The BANK may communicate to the DEBTOR the changes in the interest rate in the receipts or other vouchers regarding the payment of the credit.

In the event of default on the payment of the promissory notes financed by the BANK, the DEBTOR undertakes to pay to the BANK on the amounts due and payable, a delinquency rate of interest of FOUR (4%) per cent per annum, in addition to the interest agreed to in this clause or EIGHTEEN (18%) per cent per year, whichever is higher. Interest will be capitalized if it is not paid at the appropriate time.

The interest corresponding to the loan(s) used by the DEBTOR, financed by the BANK, will be paid by the DEBTOR not later than the thirtieth (30th) or thirty first (31st) day of each month.

PAYMENTS

TWELVE: The DEBTOR, on the due dates, will make all payments due at the offices of the BANK in Panama City, or at any place designated by it in writing. The amount of said payments, whether applicable to the principal, commissions or interest or any other concept will be paid in legal tender of the United States of America, and in no other currency, from funds immediately available, free from any income tax, stamp taxes or taxes of any other nature, as well as from any assessments, fees, duties, fiscal levies, taxes, deductions or withholdings, present or future, which may have to be paid with respect to said payments to any Government or to any political subdivision or fiscal authority of any country, which will be for the account of the DEBTOR, because in such case the amounts owing will be increased so that the BANK will always receive the amounts it would otherwise receive if such rates, taxes, deductions, withholdings, charges, levies, etc. did not exist.

It is also agreed that the DEBTOR assumes and will assume any losses resulting from political risks, monetary restrictions, devaluations, transfers and the costs thereof, withholdings, exchange commissions and other similar charges or monetary, fiscal or economic changes which may affect its debt to the BANK because the latter must receive the amounts owing to it and the interest and commissions totally and without any discounts, devaluations or reductions.

The DEBTOR agrees that the payments be made by means of debits to the current account it maintains at BANK, in which the DEBTOR will keep the necessary funds available on the date of the corresponding payment. In no event will such debits produce novation.

GUARANTEES

THIRTEEN: The DEBTOR undertakes to give to the BANK any guarantees that may be agreed to additionally, if the BANK so requests, specially in such cases when changes occur in the economic situation of the DEBTOR, or if the value of the guarantees already offered or given to the BANK has diminished in the opinion of the BANK.

AFFIRMATIVE AGREEMENTS

FOURTEEN: During the life of this contract, the DEBTOR undertakes to maintain its legal existence, not to merge, dissolve or liquidate its assets, without prior authority in writing from the BANK.

FIFTEEN: Taxes. The DEBTOR undertakes to comply with all laws, rules, regulations and orders which may be applicable thereto and also to pay all of its obligations when they become payable on demand and to pay in a timely manner all of its taxes and levies, whether national or municipal in nature.

SIXTEEN: Equity. The DEBTOR undertakes not to allow variations in the percentage or proportion of ownership of the capital stock of the DEBTOR and not to allow or record the transfer of the shares of stock, shares or participations which are currently owned by its shareholders, or partners, without prior consent in writing form the BANK.

SEVENTEEN: Financial Statements. The DEBTOR undertakes to carry accounting records of its financial condition, inventories, books and files in accordance with the laws and government regulations and with the generally accepted accounting principles. It also undertakes to present to the BANK within the three (3) months following the closing of each fiscal period, a balance sheet and statement of its financial condition and in regard to the status of each one of its businesses, as well as a cash flow sheet each semester and each fiscal year or at any other time that the BANK so requests while this contract is in effect. Said balance sheets, reports and statements will be audited by persons who are competent and accepted by the BANK.

EIGHTEEN: Compensatory Balances. The DEBTOR will maintain a current account with confirmed credit balances whose daily average will be equivalent to that agreed to by the parities. The verification of the confirmed average daily balances will be made the last day of each quarter.

NINETEEN: Application. The DEBTOR authorizes and empowers the BANK to apply any amounts of money which the DEBTOR has on deposit at the BANK, be these in current accounts, savings accounts, time deposits, or accounts of any other kind, whether joint or individual, to the payment of the obligations arising from this Line of Credit, the BANK being allowed to make debits to such accounts for the payment of the obligations due.

In the event of expiration of any of the obligations due, the BANK may retain until such a time as the obligations referred to are paid, the assets, credits and valuables owned by the DEBTOR which are as of that date in the possession, control, custody or tenancy of the BANK, which assets will, as of that moment, be pledged, in addition, in favor of the BANK, which may, consequently, request the judicial sale thereof in order to collect with privilege the amount owed from its proceeds or to exercise the right of compensation. It is understood that the BANK may exercise, against the DEBTOR, simultaneously or successively, the right of compensation or action of pledge referred to in this paragraph.

INFORMATION

TWENTY: The DEBTOR fully authorizes the BANK to gather information from third parties regarding the, economic situation of the DEBTOR and regarding any matter directly or indirectly related thereto. Similarly, it authorizes (the BANK) to provide information to third parties. The DEBTOR relieves the BANK and other banks, firms, lending companies and third parties from any liability concerning the information they provide. Instead, it instructs them thereby to provide and obtain any and all information they require or feet they need.

The BANK and all other third parties will only be answerable for willful misconduct or bad faith in the use and handling of said information.

EVENTS OF DEFAULT

TWENTY ONE: In addition to whatever has been agreed to by the parties in other clauses of this contract and auxiliary documents, the BANK may declare this contract terminated and/or due and payable all amounts owing to it by the DEBTOR and to take judicial action for all sums owed, if any of the following occurs

a) Should the DEBTOR fail to pay upon expiration any installment or payment against capital or interest or commissions agreed to in this contract or in the credit documents used in the development of this Line of Credit.

b) Should the DEBTOR or any of its sureties or guarantors become insolvent or become subject to a creditors agreement or if it is declared bankrupt or the assets or business of the DEBTOR or of its sureties or guarantors are attached or seized or in any other manner pursued.

c) Default by the same persons on any of the clauses or provisions of the present contract or default on any of the clauses or provisions of the credit instruments used in the development of this Loan Contract or default on any other obligation they maintains with the BANK.

d) If the DEBTOR has committed or commits in the future omissions or inaccuracies in its reports to the BANK or in the balance sheet or financial statements it has supplied or supplies to the BANK.

e) If the credit facilities are used in activities other than the ordinary course of business of the company or for purposes other than those agreed to, or if they are used, by itself or by others, in investments or businesses other than those of the current course of business of the DEBTOR.

The parties agree that if the BANK declares the contract terminated for the reasons listed in this clause, the total amount owed by the DEBTOR to the BANK will be considered due and payable without any need for notification or notice and will be immediately payable to the BANK.

INSURANCE

TWENTY TWO: The DEBTOR undertakes to maintain its assets and properties insured against fire, earthquakes, flooding, damages of any sort, theft and larceny.

If the DEBTOR fails to take out the necessary insurance or fails to renew it in due time, the BANK may do so for the account of the DEBTOR. Any sums due on this account will earn interest on balances due at the maximum interest rates allowed, the DEBTOR being obliged to pay them to the BANK upon the latter’s request. The DEBTOR assigns and conveys to the BANK up to the limit of this Loan, all moneys on indemnity which in the event of loss it may have to pay to the insurer and it will consequently endorse and immediately deliver to the BANK the respective policies and their renewals. In the event of loss, the BANK will recover the indemnity provided for in the policies, applying the proceeds thereof to the payment of the amounts owed thereto and the balance, if any, will be delivered to the DEBTOR.

EXPENSES

TWENTY THREE: For the account of the DEBTOR and payable upon request by the BANK will be any expenses in which it incurs for reason in this contract and any documents which are issued for the development thereof. Also for the account of the DEBTOR will be the expenses and lawyers’ fees, notarial fees, deeds, fiscal and registration fees incurred for reason of this contract, as well as judicial or extrajudicial costs and fees required to demand compliance with this contract; also for the account of the DEBTOR will be all expenses and obligations incurred by the BANK in good faith under the belief that it is responsible for or is obliged to make such disbursements, whether or not they are directly or indirectly related to this contract or to the promissory notes, negotiable documents (instruments); letters of credit, guarantees or any other document issued for reason of this contract, whether such responsibility or obligation existed or not and any vouchers submitted by the BANK will constitute full proof against the DEBTOR. The sums disbursed by the BANK for the account of the DEBTOR shall earn interest on the balance due, at the interest rate established by the BANK for this type of disbursement and the interest will accrue during the time the disbursements made are not reimbursed to the BANK.

NOTICES

TWENTY FOUR: Any notice which the BANK should or wishes to give to the DEBTOR for reason of this contract may be given at the following address: PriceSmart Panama, Esquina de Via Brasil and Via España, Panama.

The notice will be understood to have been given once the letter, telex, fax or telegram has been posted, or deposited or delivered at any office intended for such communications.

WAIVERS

TWENTY FIVE: The DEBTOR waives domicile, the steps of executory proceedings and presentation, and any notice of failure to honor the debt and demand thereon.

ASSIGNABILITY

TWENTY SIX: The DEBTOR agrees that the BANK may assign, all or part of the credits and guarantees referred to in the present contract, to any credit institution or to any third party, without the need for prior consent by the DEBTOR or notice from the DEBTOR or notice thereto.

JURISDICTION AND APPLICABLE LAW

TWENTY SEVEN: The parties agree that any legal proceeding that has to be carried out in connection with the interpretation, application or termination of this contract, as well as its auxiliary documents, will be submitted to any competent court domiciled in Panama City, Republic of Panama or, at the option and discretion of the BANK, to any courts domiciled in any city or country the BANK my designate or select in that regard; and irrevocably that any definitive ruling in any such actions or proceedings will be conclusive and may be demanded or enforced in any other jurisdiction through a suit on the basis of said ruling or in any other manner provided by law.

The parties also agree that all matters related directly or indirectly to this contract, as well as its auxiliary documents, will be subject to the laws of the Republic of Panama except in the case of actions or proceedings instituted by the BANK at the courts of a different country or jurisdiction, in which case said actions or proceedings will be subject to the laws of said jurisdiction or country, without giving effect to the principles of selection of the laws thereof.

ACCEPTANCE

TWENTY EIGHT: The BANK accepts the obligations established in its favor in this contract and other documents related to this Line of Credit.

POWERS

TWENTY NINE: The person(s) signing and accepting this document on behalf of the DEBTOR declares(s) that he(they) have the necessary power(s) and authority(ies) to negotiate and to sign it, as well as the power to bind it.

He(they) similarly declare that all natural or juridical persons who in one way or the other bind themselves under this contract are corporations duly registered and existing under the laws of the place where they were constituted and that on the date of the signing of this contract he(they) has(have) any knowledge of the existence of any damage or action against said persons before any court or government institution, which may in any way adversely affect the financial position or operation thereof.

In witness whereof, the present contract is signed in Panama City on 31 of the month of March, 2003.

The DEBTOR	The BANK

/s/ Edda Lia Noriega

EDDA LIA NORIEGA TRADUCTORA PUBLICA AUTORIZADA RESOLUCION No. 201 de Agosto de 1970

TRANSLATION

GUARANTY

The undersigned Jesus Von Chong and Julio Wong, holders of personal identity documents No. 8-251-806 and No. 8-427-563 respectively acting in the name and on behalf of PRICESMART REAL ESTATE PANAMA, S.A., hereinafter called the guarantor, hereby agree to become joint guarantors of the obligations which PRICESMART PANAMA, S.A. may have in favor of the BILBAO VISCAYA ARGENTARIA (PANAMA), S.A., BANK, hereinafter called THE BANK, regardless of their origin, during all the time they subsist, partially or totally, and state that they will not be regarded as extinguished or diminished by virtue of any action or omission by THE BANK, or if upon making the presentation for payment it does not obtain said payment and allows time to elapse, because the guarantor expressly waives the notices or notifications that may correspond thereto, as well as the obtention of its consent for any extension or any other action in connection with the obligations hereby incurred and accepts all clauses of any and all documents signed between THE BANK and PRICESMART PANAMA, S.A., as if it were the principal debtor, including the payment of collection charges or costs in the event of execution. Similarly and for all legal effects it expressly waives domicile, presentation, the benefit of excussion, protest, notice of default on any document, or any future demand in the event of default, the proceedings of executive suit and as of now relieves THE BANK of the obligation to post bond for the payment of costs in connection with any execution or suit in connection with this obligation and agrees to bear all expenses and costs that may be incurred or caused by any execution or suit resulting from this obligation or the obligations it guarantees, whether these be judicial or extrajudicial, and agrees that the amount for which any suit is filed in connection with the obligations it is guaranteeing will serve as the basis for auction.

Similarly, it authorizes THE BANK to change to its account, if it deems it is wise, the outstanding balance of this obligation.

/s/ Edda Lia Noriega

EDDA LIA NORIEGA TRADUCTORA PUBLICA AUTORIZADA RESOLUCION No. 201 de Agosto de 1970